EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
of Adept Technology, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Plan of Adept Technology, Inc. of our report dated August 2, 1999, with respect to the consolidated financial statements and schedule of Adept Technology, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities Exchange Commission.

                                         /s/ ERNST & YOUNG LLP
                                             ------------------------

San Jose, California
December 9, 1999